                        SECURITIES AND EXCHANGE COMMISION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT:  MARCH 29, 2000

                       (DATE OF EARLIEST EVENT REPORTED)


                        ARXA INTERNATIONAL ENERGY, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    2-99565
                             COMMISSION FILE NUMBER


                DELAWARE                             13-3784149
                --------                             ----------
     (STATE OR OTHER JURISDICTION OF      (IRS EMPLOYER IDENTIFICATION NO.)
                         INCORPORATION OR ORGANIZATION)



                          2301 14TH STREET, SUITE 900
                          GULFPORT, MISSISSIPPI  39501

          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (228) 864-6667

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS

CHANGE IN BOARD OF DIRECTORS


At a Shareholders' meeting on March 24, 2000 the following new directors were elected.

            Norris R. Harris, Chairman of the Board/(1)/
            Jack R. Durland, Jr./(1)/
            Jonathan G. Harris/(1)/
            Charles R. Burke
            Jack W. Fletcher

/(1)/ Also directors and/or officers of Gulfport.

Norris R. Harris, age 66, has been the President, CEO and a Director of Gulfport Oil & Gas Inc., a private oil and gas company that he formed in January, 1999. He had been an independent oil and gas operator and consultant to various independent oil and gas companies from 1993 to January 1999. Mr. Harris was Founder and President of Centex Oil and Gas Inc., (Name changed to Cenergy) which was listed on the NYSE and was Founder and President of Basin Exploration Inc., a subsidiary of Basin Petroleum Corp., (American Stock Exchange). Mr. Harris previously worked with Mobil Oil Corp., in the international division and worked in the North Sea, Libya, Turkey, the Hague, Austria, Nigeria and in Mobil Exploration's headquarters in Dallas, Texas where he worked on Africa, Southeast Asia and Latin America exploration projects.

Jack R. Durland, Jr., age 62, has been a Director and Vice-President-Administration and Legal of Gulfport Oil & Gas Inc. since January 1999. He was a partner in the law firm of Durland & Durland in Oklahoma City, Oklahoma from 1990 to 1998. From 1962 to 1989, Mr. Durland was a partner, officer and director in the law firm of Crowe & Dunlevy, a professional corporation, in Oklahoma City, Oklahoma. He has been admitted to practice before several Courts in the United States including the United States Supreme Court and Federal Courts in California, Oklahoma, and Texas. Mr. Durland is a graduate of the University of Oklahoma with a BBA degree in 1960, and a LLB degree in 1962.

Jonathan G. Harris, age 29, has been a Director and Vice-President-Geology of Gulfport Oil & Gas Inc. since January 1999. He had been an independent oil and gas geological consultant to various energy and environmental companies from July 1996 to 1998. Mr. Harris was a consulting geologist for Basin Industries Inc. and a field engineer for Sperry-Sun Drilling Services in the period from 1988 to June 1996. Over his career he has accumulated specific geological experience in the following areas: Florida, Louisiana, Mississippi, Texas, Puerto Rico, the Bahamas, and Turkey. He is a graduate of Mississippi State University with a BS degree in 1992 and a MS degree in 1995. Mr. Harris is a Registered Professional Geologist in Mississippi and a member of the American Association of Petroleum Geologists and National Speleological Society.

Charles R. Burke, age 63, of Maiden, Catawba County, NC was graduated from Balls Creek High School in 1954 and attended NC State University. He has, most of his adult life, been involved in Real Estate Development, the Motor Coach Charter and Restaurant business. From 1981 to the present, he has served as the President of Burke Mortuaries in Maiden, NC. From 1991 until the present, he has served as the President of Tape Corporation of America. He is a partner and director for the National Quartet Convention, Inc. and serves on the Board of Directors for the Southern Gospel Music Association and Hall Of Fame.

Jack W. Fletcher, age 74, of Newton, Catawba County, NC was graduated from Lincolnton High School and served in the U.S. Army in World War II. He obtained his Real Estate license in 1961 and founded Fletcher Realty, Inc. in 1974 and in which he continues to own and operate. He is a Partner and President of Fletcher-Scaer Inc. and a Partner in East Side Commercial Park, Inc.
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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    Arxa International Energy Inc


                    By: /s/ Jack R. Durland, Jr.

                      Jack R. Durland, Jr.
                      Vice President-CFO


Date:  March 29, 2000